UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015

Cardinal Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-54360	47-1579622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Penn Center Blvd. Suite 401 Pittsburgh, PA. 15235
(Address of Principal Executive Offices)

412-374-0989
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 4.02 Non-Reliance on Previously Issued Financial Statements

On December 18, 2015, in connection with the review of the 3rd Quarter 2015 financial statements for Cardinal Resources Inc. (the “Company”), management of the Company conducted analysis of the Company’s warrants issued and audited in 2014 and found that the impact of those warrants on the derivative liabilities of the Company were not properly recorded in our financial statements.  In the 1st Quarter 2015 a convertible note was not properly recorded.

As a result of the analysis, management and the Board of Directors concluded that it was necessary to restate its previously filed condensed consolidated financial statements in the Annual Report Form 10K for the period ended December 31, 2014, filed on May 14, 2014. The restatements are required to properly reflect the Company’s condensed consolidated financial results for the period mentioned above. As a result, the condensed consolidated financial statements included in the Form 10K should no longer be relied upon.  As noted below, amendments to the 1st Quarter and 2nd Quarter financial statements is also required due to the changes in derivative liability and the recordation of the convertible note in the 1st Quarter.

The Company identified certain errors in calculating derivative liabilities as of December 31, 2014. The Company had a convertible promissory note of $58,000 entitled to be converted at a discount to market price in November 2014. As a result, the existing 5,422,133 warrants shall be reclassified from equity to liabilities, and the convertible notes of total $230,000 with a fixed conversion price shall be bifurcated from the debt host and accounted for as a derivative liability. Accordingly, derivative liabilities as of December 31, 2014 and changes in derivative liabilities for the year of 2014 were understated in amount of $2,309,497.

The following table sets forth all the accounts in the original amounts and restated amounts, respectively.

As of December 31, 2014	Original	Adjustment	Restated

Derivative liabilities	$15,668	2,309,497	$2,325,165

Accumulated deficit	$(7,079,010)	(2,309,497)	$(9,388,507)

For the year ended December 31, 2014	Original	Adjustment	Restated

Gain/loss due to changes in derivative liabilities	$(10,036)	(2,309,497)	$(2,319,533)

Statement of Stockholders’ Deficit	Original	Adjustment	Restated

Accumulated deficit	$(7,079,010)	(2,309,497)	$(9,388,507)
Balance, December 31, 2014	$(1,997,624)	(2,309,497)	$(4,307,121)

In addition, the proceeds of total $250,000 from certain convertible promissory notes were inadvertently credited to accounts receivable in the first quarter of 2015, as a result, accounts receivable, convertible notes payable, accrued liabilities and derivative liabilities were understated as of March 31, 2015, and the interest expenses and changes in derivative liabilities were understated for the three months ended March 31, 2015.

The following table sets forth all the accounts in the original amounts and restated amounts, respectively.

As of March 31, 2015	Original	Adjustment	Restated

Accounts receivable, net	$28,070	250,000	$278,070

Convertible notes payable, net	$386,500	66 ,783	$453 ,283

Accrued liabilities	$557,867	1,000	$558,867

Derivative liabilities	$0	790,599	$790,599

Accumulated deficit	$(7,893,754)	(608 ,382)	$(8,502 ,136)

For the three months ended March 31, 2015	Original	Adjustment	Restated

Interest expenses	$(13,677)	(17 ,783)	$(31 ,460)

Gain/loss due to changes in derivative liabilities	$(8,495)	1,718,898	$1,710,403

Statement of Stockholders’ Deficit	Original	Adjustment	Restated

Accumulated deficit	$(7,893,754)	(608 ,382)	$(8,502 ,136)
Balance, March 31, 2015	$(1,921,885)	(608 ,382)	$(2,530 ,267)

Management is continuing to assess the Company’s internal control over financial reporting and its disclosure controls and procedures, and expects to report material weakness in its internal control over financial reporting through the present time, due to its failure to properly account for the debt and equity transactions. Management will fully report its conclusion on internal control over financial reporting and disclosure controls and procedures upon completion of the restatement process.  We have retained an outside accounting firm to assist in our financial statements and to improve our controls.

The Board of Directors and management of the Company have discussed the matters disclosed herein with the Company's independent registered public accounting firm, Malone Bailey.

The Company intends to file amendments to its Form 10-K for 2014, the first quarter ending March 31 2015, and the second quarter ending June 30, 2015, containing restated unaudited financial statements, to correct the error as soon as reasonably practicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Resources Inc.

Date: 12-22-15	By:	/s/ Kevin Jones
Name: Kevin Jones
Title: Chief Executive Officer